UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 11, 2017

Repros Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15281 (Commission File Number)	76-0233274 (I.R.S. Employer Identification No.)

2408 Timberloch Place, Suite B-7
The Woodlands, TX	77380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 719-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On December 11, 2017, Repros Therapeutics Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Allergan Sales, LLC, a Delaware limited liability company (“Parent”), and Celestial Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”).

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Purchaser will commence a tender offer (the “Offer”) no later than December 27, 2017 to acquire all of the outstanding shares of common stock of the Company, $0.001 par value per share (the “Shares”), at an offer price of $0.67 per Share in cash (the “Offer Price”), without any interest thereon and subject to any required tax withholdings.

The obligation of Purchaser to purchase Shares tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including that there shall have been validly tendered and not validly withdrawn Shares that, considered together with all other Shares, if any, beneficially owned by Parent and affiliated entities, represent one more Share than 50% of the total number of Shares outstanding at the time of the expiration of the Offer (calculated on a fully-diluted basis) (the “Minimum Condition”), and those other conditions set forth in Annex I to the Merger Agreement.

The Offer will initially expire at one minute after 11:59 p.m. Eastern Time on the date that is twenty business days following the commencement of the Offer. In accordance with the terms set forth in the Merger Agreement as well as the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”), Purchaser shall extend the Offer on one or more occasions; except that Purchaser is not required to extend the Offer beyond the then existing expiration date for more than one additional period not to exceed ten business days, if, as of the applicable expiration date, all of the conditions to the Offer are satisfied or have been waived other than the Minimum Condition. Purchaser may not terminate the Offer, or permit the Offer to expire, without the prior written consent of the Company, prior to the earlier of the valid termination of the Merger Agreement and the End Date (as defined below).

As soon as practicable following the acceptance of Shares pursuant to the Offer and upon the terms and subject to the conditions set forth in the Merger Agreement, Purchaser will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”), without a meeting or vote of stockholders of the Company. The Merger Agreement provides that the Merger may be effected pursuant to Section 251(h) of the Delaware General Corporation Law. At the effective time of the Merger (the “Effective Time”), the Shares not purchased pursuant to the Offer (other than Shares owned or held in treasury by the Company or owned by Parent, Purchaser, any of their respective subsidiaries or by stockholders of the Company who have perfected their statutory rights of appraisal under Delaware law) will each be converted into the right to receive the Offer Price.

As of the Effective Time, each option to purchase Shares (a “Company Option”) granted under the Company’s 2011 Equity Incentive Plan, 2004 Stock Option Plan and the 2000 Non-Employee Directors’ Stock Option (collectively, the “Company Equity Plans”) that is then outstanding and unexercised immediately prior to the Effective Time, whether or not then vested and exercisable, will vest in full and automatically be cancelled and terminated as of the Effective Time and the holder of such Company Option will become entitled to receive (i) an amount of cash, if any, equal to the product of (A) the total number of Shares underlying such Company Option outstanding immediately prior to the Effective Time multiplied by (B) the excess, if any, of the Offer Price over the exercise price per Share subject to such Company Option, without any interest thereon and subject to any required tax withholdings.

As of the Effective Time, each outstanding restricted stock unit and any associated rights to the issuance of additional Shares upon the achievement of Company performance goals (the “Company RSUs”) under the Company Equity Plans that is not then vested will be cancelled, and the holder of such cancelled Company RSUs will be entitled, in exchange therefor, to receive an amount in cash equal to the product of (x) the total number of Shares subject to (or deliverable under) such Company RSU immediately prior to the Effective Time (determined after giving effect to the accelerated vesting and deemed achievement at maximum applicable performance levels) multiplied by (y) the Offer Price, without any interest thereon and subject to any required tax withholdings.

As of the Effective Time, each outstanding share of restricted stock (collectively, the “Company Restricted Shares”) granted under the Company Equity Plans that is subject to restrictions or otherwise not then vested will automatically become fully vested and the restrictions thereon will lapse, and each such share of Company Restricted Shares will be cancelled and each holder of such Company Restricted Share will be entitled, in exchange therefor, to receive an amount in cash equal to the product of (x) the total number of Shares subject to such Company Restricted Shares immediately prior to the Effective Time (determined after giving effect to the accelerated vesting and deemed achievement at maximum applicable performance levels) multiplied by (y) the Offer Price, without any interest thereon and subject to any required tax withholdings.

The Merger Agreement includes representations, warranties and covenants of the parties customary for a transaction of this nature. Among other things, until the earlier of the termination of the Merger Agreement or the Effective Time, the Company has agreed to operate its business in the ordinary course consistent with past practice and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement. The Merger Agreement also prohibits the Company’s solicitation of proposals relating to alternative transactions and restricts the Company’s ability to furnish information to, or participate in any discussions or negotiations with, any third party with respect to any such transaction, subject to certain limited exceptions.

The Merger Agreement also contains termination provisions for both the Company and Parent and further provides that, upon termination of the Merger Agreement under specified circumstances, including termination by the Company to accept and enter into a definitive agreement with respect to an unsolicited superior proposal, the Company will be required to pay a termination fee of $1,000,000 (the “Termination Fee”). A superior proposal includes a written proposal pursuant to which a third party would acquire 50% or more of the assets of the Company, the outstanding common stock of the Company or business of the Company, on terms that the board of directors of the Company in its good faith judgment (after consultation with outside legal counsel and its financial advisors) determines to be more favorable to the Company’s stockholders from a financial point of view than the terms of the Offer and the Merger taking into account all relevant factors, including legal, regulatory and financing factors. Any termination of the Merger Agreement by the Company in connection with a superior proposal is subject to certain conditions, including the Company’s compliance with certain procedures set forth in the Merger Agreement and a determination by the board of directors of the Company that the failure to take such action would reasonably be likely to be inconsistent with their fiduciary duties under applicable law and the payment of the Termination Fee.

In addition, either the Company or Parent may terminate the Merger Agreement, at any time prior to the time Purchaser accepts for payment the Shares tendered pursuant to the Offer, if the Merger has not been consummated prior to midnight, Eastern Time, on March 28, 2018, or such later date as specified by Parent to the Company in the event of a Company Warrant repurchase (but in any event no later than September 15, 2018) (the “End Date”).

Warrant Amendments and Escrow Agreement

On December 11, 2017, the Company and holders of a majority of the Company’s outstanding Series A Warrants, dated May 23, 2017, to purchase Shares (the “Series A Warrants”) and of a majority of the Company’s outstanding Series B Warrants, dated May 23, 2017, to purchase Shares (the “Series B Warrants” and, together with the Series A Warrants, the “Company Warrants”) entered into Agreements for Amendment to Series A and Series B Warrants (each, a “Warrant Amendment” and, collectively, the “Warrant Amendments”). The Warrant Amendments provide that the Company will have the right, at its option, to repurchase each outstanding and unexercised Company Warrant for a cash payment calculated in accordance with a formula set forth in the Warrant Amendments. Also on December 11, 2017, the Company exercised its rights to repurchase all of the Series A Warrants and Series B Warrants.

In connection with the exercise of the rights to repurchase all of the Series A Warrants and Series B Warrants pursuant to the Warrant Amendments, the Company expects to enter into, prior to December 18, 2017, an Escrow Agreement with Allergan Sales, LLC and JPMorgan Chase Bank, N.A., pursuant to which the funds required to purchase Company Warrants as described in the preceding paragraph will be deposited into an escrow account.

Each of the Warrant Amendments and the form of Escrow Agreement is filed as an exhibit to this Current Report on Form 8-K and the descriptions of the Warrant Amendments and the Escrow Agreement contained herein are qualified in their entireties by reference to such exhibits.

Additional Information

The Merger Agreement and the foregoing description of the Merger Agreement have been included to provide investors and stockholders with information regarding the terms the Merger Agreement. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were or will be made only as of specified dates for the purposes of the Merger Agreement, were (except as expressly set forth therein) solely for the benefit of the parties to the Merger Agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing descriptions, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC. Investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Notice to Investors and Security Holders

The Offer referred to in this Current Report on Form 8-K has not yet commenced. The description contained in this Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy Shares will be made pursuant to an offer to purchase and related materials that Parent and Purchaser intend to file with the SEC. At the time the Offer is commenced, Parent and Purchaser will file a tender offer statement on Schedule TO with the SEC, and thereafter the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the Offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully and considered before any decision is made with respect to the Offer. These materials will be sent free of charge to all stockholders of the Company when available. Additionally, the Company, Parent and Purchaser will file other relevant materials in connection with the proposed acquisition of the Company by Parent pursuant to the terms of the Merger Agreement. All of the tender offer materials (and all other materials filed by the Company with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Free copies of the offer to purchase, the related letter of transmittal and certain other offering documents will be made available by Parent and when available may be obtained by directing a request to Allergan plc’s Investor Relations Department at (862) 261-7488, by email at investorrelations@allergan.com or by writing to Allergan plc, Investor Relations, 5 Giralda Farms, Madison, NJ 07940. Investors and security holders may also obtain free copies of the documents filed with the SEC by the Company by contacting the Company at (281) 719-3400.

INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE SCHEDULE TO AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE OFFER OR MERGER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

Forward Looking Statements

All of the statements in this Current Report on Form 8-K, other than historical facts, are forward-looking statements, including, without limitation, the statements made concerning the pending acquisition of the Company by Parent and Purchaser. As a general matter, forward-looking statements are those focused upon anticipated events or trends, expectations, and beliefs relating to matters that are not historical in nature. Such forward-looking statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company. Among others, the following factors could cause actual results to differ materially from those set forth in the forward-looking statements: (i) uncertainties as to how many Company stockholders will tender their Shares in the Offer; (ii) the possibility that competing offers will be made; (iii) the possibility that various closing conditions for the transaction may not be satisfied or waived; (iv) the risk that the Merger Agreement may be terminated in circumstances requiring the Company to pay the Termination Fee; (v) risks related to obtaining the requisite consents to the Offer and the Merger, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval; (vi) the possibility that the transaction may not be timely completed, if at all; and (vii) that, prior to the completion of the transaction, if at all, the Company’s business may experience significant disruptions due to transaction-related uncertainty. Other factors that could cause actual results to differ materially include those set forth in the Company’s SEC reports, including, without limitation, the risks described in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2016 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017. The Company assumes no obligation and does not intend to update these forward-looking statements, except as expressly required by law.

Item 8.01	Other Events.

On December 12, 2017, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of December 11, 2017, by and among Allergan Sales, LLC, Celestial Merger Sub, Inc. and Repros Therapeutics Inc.*

4.1	Agreement for Amendment to Series A and Series B Warrants, by and between the Company and Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, dated as of December 11, 2017

4.2	Agreement for Amendment to Series A and Series B Warrants, by and between the Company and Hudson Bay Master Fund Ltd, dated as of December 11, 2017

4.3	Agreement for Amendment to Series A and Series B Warrants, by and between the Company and KBB Asset Management, dated as of December 11, 2017

4.4	Agreement for Amendment to Series A and Series B Warrants, by and between the Company and Warberg Warrant Fund V, dated as of December 11, 2017

10.1	Form of Escrow Agreement, by and among Allergan Sales, LLC, the Company and JPMorgan Chase Bank, N.A.

99.1	Press Release dated December 12, 2017

* Schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPROS THERAPEUTICS INC.

By:	/s/ Katherine A. Anderson
Katherine A. Anderson
Chief Financial Officer

Dated: December 12, 2017